Exhibit 99

Chrysler Financial DaimlerChrysler Auto Trust 2004-A Monthly Servicer’s Certificate (HV)	Distribution Date: 08-Apr-04 Page 1 of 2

Payment Determination Statement Number	1
Distribution Date	08-Apr-04

Dates Covered	From and Including	To and Including
Collections Period	17-Nov-03	31-Mar-04
Accrual Period	04-Mar-04	07-Apr-04
30/360 Days	34
Actual/360 Days	35

	Number of
Collateral Pool Balance Data	Accounts	$ Amount
Pool Balance — Beginning of Period	89,717	1,574,003,577.68
Collections of Installment Principal		45,048,487.04
Collections Attributable to Full Payoffs		25,425,837.87
Principal Amount of Repurchases		0.00
Principal Amount of Gross Losses		92,971.03

Pool Balance — End of Period	87,813	1,503,436,281.74

Pool Statistics	End of Period
Initial Pool Balance (Pool Balance at the Purchase Date)	1,574,003,577.68
Pool Factor (Pool Balance as a Percent of Initial Pool Balance)	95.52%
Ending O/C Amount	80,581,821.76
Coverage Ratio (Ending Pool Balance as a Percent of Ending Notes)	105.66%
Cumulative Net Losses	55,827.76
Net Loss Ratio (3 mo. Weighted Avg.)	0.04300%
Cumulative Recovery Ratio	39.95%
60+ Days Delinquency Amount	391,824.70
Delinquency Ratio (3 mo. Weighted Avg.)	0.01370%
Weighted Average APR	6.030%
Weighted Average Remaining Term (months)	51.12
Weighted Average Seasoning (months)	10.98

Chrysler Financial DaimlerChrysler Auto Trust 2004-A Monthly Servicer’s Certificate (HV)	Distribution Date: 08-Apr-04 Page 2 of 2

Cash Sources
Collections of Installment Principal	45,048,487.04
Collections Attributable to Full Payoffs	25,425,837.87
Principal Amount of Repurchases	0.00
Recoveries on Loss Accounts	37,143.27
Collections of Interest	11,036,183.95
Investment Earnings	29,841.53
Reserve Account	3,750,000.00

Total Sources	85,327,493.66

Cash Uses
Servicer Fee	1,967,504.47
A Note Interest	2,343,324.17
Priority Principal Distribution Amount	0.00
B Note Interest	121,125.00
Reserve Fund	3,750,000.00
Regular Principal Distribution Amount	77,145,540.02
Distribution to Certificateholders	0.00

Total Cash Uses	85,327,493.66

Administrative Payment
Total Principal and Interest Sources	85,327,493.66
Investment Earnings in Trust Account	(29,841.53)
Daily Collections Remitted	(76,586,249.44)
Cash Reserve in Trust Account	(3,750,000.00)
Servicer Fee (withheld)	(1,967,504.47)
O/C Release to Seller	0.00

Payment Due to/(from) Trust Account	2,993,898.22

O/C Release (Prospectus pg S18-S20)
Pool Balance	1,503,436,281.74
Yield Supplement O/C Amount	(44,279,340.01)

Adjusted Pool Balance	1,459,156,941.73
Total Securities	1,422,854,459.98

Adjusted O/C Amount	36,302,481.75
O/C Release Threshold	72,957,847.09
O/C Release Period?	No
O/C Release	0.00

	Beginning	Ending	Principal	Principal per	Interest	Interest per
	Balance	Balance	Payment	$1000 Face	Payment	$1000 Face	Original
Notes
Class A-1 380,000,000 @ 1.0725%	380,000,000.00	302,854,459.98	77,145,540.02	141.1190298	396,229.17	0.7248050	546670000
Class A-2 427,000,000 @ 1.41%	427,000,000.00	427,000,000.00	0.00	0.0000000	568,621.67	1.0872307	523000000
Class A-3 366,000,000 @ 2.00%	366,000,000.00	366,000,000.00	0.00	0.0000000	691,333.33	1.4195756	487000000
Class A-4 282,000,000 @ 2.58%	282,000,000.00	282,000,000.00	0.00	0.0000000	687,140.00	1.4023265	490000000
Class B 45,000,000 @ 2.85%	45,000,000.00	45,000,000.00	0.00	0.0000000	121,125.00	1.7617877	68751189

Total Notes	1,500,000,000.00	1,422,854,459.98	77,145,540.02		2,464,449.17		2,115,421,189.00

*	Class A-1 Interest is computed on an Actual/360 Basis. Days in current period 35